                                                                    Exhibit 99.1

                                REVOCABLE PROXY

                               WOOD BANCORP, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                                  JULY 7, 1999

    The undersigned having received, together with the proxy statement/prospectus dated as of May 28, 1999, notice of the special meeting of stockholders of WOOD BANCORP, INC., a Delaware corporation, to be held on July 7, 1999 at 10:00 a.m., hereby designates and appoints the Board of Directors as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of common stock that the undersigned is entitled to vote at the special meeting of stockholders, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposal:

                 MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Proposal 1:  To approve and adopt the Agreement and Plan of Merger by and between Sky Financial Group, Inc. and Wood Bancorp, Inc., providing for the merger of Wood Bancorp with and into Sky Financial.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

Proposal 2:  To transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof, in order to allow the further solicitation of proxies.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

                           (continued on other side)

                          (continued from other side)

    The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Wood Bancorp special meeting and advising the Secretary of the stockholder's intent to vote the share(s) of common stock or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of Wood Bancorp, Inc. at 124 East Court Street, Bowling Green, Ohio, 43402-2259. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.

                                           Dated:
                                           -------------------------------------

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Signature

                                           Please sign exactly as your name
                                           appears on your stock certificate(s)
                                           and return this proxy promptly in the
                                           accompanying envelope. If the shares
                                           of stock are issued in the names of
                                           two or more persons, all persons
                                           should sign the proxy. If the shares
                                           of stock are issued in the name of a
                                           corporation or partnership, please
                                           sign in the corporate name, by the
                                           president or other authorized
                                           officer, or in the partnership name,
                                           by an authorized person. When signing
                                           as attorney, executor, administrator,
                                           trustee, guardian or in any other
                                           representative capacity, please give
                                           your full title as such.

Detach above card, sign, date and mail in postage paid envelope provided.